UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 15, 2023

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55349
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PETV	The Nasdaq Stock Market LLC
Warrants	PETVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on February 17, 2023, the Company received a letter from Nasdaq stating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Rule”) because the stockholders’ equity of the Company for the period ended December 31, 2022, as reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 14, 2023, was below the minimum requirement of $2,500,000.

Pursuant to Nasdaq’s Listing Rules, the Company submitted to Nasdaq a plan to regain compliance with the Rule (a “Compliance Plan”). On May 2, 2023, Nasdaq notified the Company that based on its review of the Compliance Plan, the Company has been granted an extension to regain compliance with the Rule subject to the filing of this Current Report on Form 8-K that includes the disclosures herein.

On July 27, 2023, the Company issued convertible promissory notes in the amount of $550,000 to three accredited investors (“note holders”) in a private offering (“Debenture Offering”). On August 9, 2023, the Company raised gross proceeds of $1,800,000 in a registered direct offering (the “Registered Direct Offering”) to two accredited investors, with a concurrent private offering of warrants. On August 11, 2023, the note holders converted their debentures, plus accrued and unpaid interest, into an aggregate of 385,000 restricted shares of the Company’s common stock (the “Conversion Transaction”) pursuant to convertible debenture conversion agreements with the Company. As a result of the gross proceeds of $2,350,000 raised in the Private Note Offering and the Registered Direct Offering and the Conversion Transaction, the Company believes that it meets the minimum $2,500,000 million stockholders’ equity requirement for continued listing on the Nasdaq Capital Market as of the date of this Current Report on Form 8-K and has regained compliance with the Rule. As of August 15, 2023, the Company’s stockholders’ equity was approximately $2,719,000.

However, Nasdaq has informed the Company that it will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting. Nasdaq has further advised the Company that if it fails to evidence compliance with the Rule upon the filing of its Quarterly Report on Form 10-Q for the period ended September 30, 2023, the Company may be subject to delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: August 15, 2023	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer